Exhibit 10.14

ASSUMPTION REINSURANCE AGREEMENT

This Assumption Reinsurance Agreement (the “Agreement”) by and between American Life & Security Corp., a Nebraska domestic insurance company (the “Company”) and Dakota Capital Life Insurance Company, a North Dakota domestic insurance company (“Dakota Life”), is made effective this 31st day of December 2020 (the “Effective Date”). The Company and Dakota Life may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and US Alliance Life and Security Company, a Kansas domestic insurance company (“US Alliance”) are parties to the Coinsurance Agreement effective as of September 30, 2017 (the “Coinsurance Agreement”), which requires US Alliance to reinsure certain insurance liabilities in respect of the Policies (defined hereinafter) issued by the Company subject to the terms and conditions set forth in the Coinsurance Agreement;

WHEREAS, contemporaneously with this Agreement and as of the Effective Date, the Company is also executing the Second Amendment to the Coinsurance Agreement in order to partially terminate certain insurance liabilities of the Company under the Policies that were issued to South Dakota policyholders as set forth on Schedule I (the “SD Policies”); and

WHEREAS, the Company desires to transfer, assign and cede to Dakota Life, and Dakota Life desires to accept and assume from the Company on an assumption reinsurance basis, the SD Policies.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Definitions.

As used in this Agreement, capitalized terms shall have the meaning ascribed to such terms as follows or as elsewhere defined in this Agreement:

“Assumption Reinsurer” means Dakota Life.

“Extra Contractual Obligations” means any and all costs, expenses, damages, liabilities or obligations of any kind or nature (including, without limitation, attorneys’ fees, consequential and incidental damages, and punitive and exemplary damages) which are not express obligations covered by a Policy and as required by a Policy, including, without limitation, any liability for damages which are incurred by the Company and arise out of or result from or relate to any act or omission, whether or not in bad faith, intentional, willful, negligent, reckless, careless or otherwise, of the Company in connection with a Policy.

“Novated Policies” means the South Dakota Novated Policies.

“Novation Effective Date” means, with respect to each Policy, the date as of which the Assumption Reinsurer confirms in writing to the Company that it has become a South Dakota Novated Policy.

“Policy” or “Policies” means those insurance policies of the Company listed in Schedule I attached hereto (including all supplements, endorsements, riders and ancillary agreements in connection therewith), which policies or other agreements (i) are in effect as of the Effective Date or (ii) became effective after the Effective Date, including without limitation through (A) the reinstatement of lapsed policies pursuant to provisions therein or applicable law, or (B) the renewal thereof by the Company after the Effective Date to satisfy renewal rights under contractual provisions or applicable law.

“Policyholder” means each holder of a Policy.

“Policy Liabilities” shall include, but not be limited to the following:

(a)	all Extra-Contractual Liabilities that arise related to Novated Policies before, on or after the Effective Date;

(b)	all liabilities and obligations for premium taxes arising on account of any premiums with respect to coverage under the Novated Policies before, on or after the Effective Date;

(c)	all liabilities and obligations for returns or refunds of premiums (irrespective of when due) with respect to coverage under the Novated Policies before, on or after the Effective Date;

(d)

any assessment required by any insurance guaranty, insolvency or other similar fund maintained by any jurisdiction relating to the Novated Policies assessed or imposed on the basis of premiums with respect to coverage under the Novated Policies before, on or after the Effective Date; and

(e)

all liabilities and obligations for payments to any insurance brokers or agents, if any, due and payable with respect to the Novated Policies to or for the benefit of such insurance brokers or agents to the extent that such amount is attributable to premiums with respect to coverage under the Novated Policies before, on or after the Effective Date.

“Records” means all reports, records, underwriting files, claim files and other information which relate to the Novated Policies.

“South Dakota Novated Policies” means those SD Policies for which: (a) the pertinent regulatory authority has stated in writing that the Policies are deemed to be transferred and assumed under this Agreement; or (b) where the written approval described in subsection (a), above, is neither provided nor required to effect the transfer and assumption, either (i) the Policyholder is deemed to have accepted the transfer and assumption under this Agreement under applicable law by paying premiums directly to Dakota Life or by taking such other action as may be recognized under applicable state law as evidence of the Policyholder’s acceptance and consent of the transfer and assumption, or (ii) the Policyholder has, following the mailing to the Policyholder of the Assumption Certificate (defined hereinafter), neither accepted nor rejected the transfer and assumption within ninety (90) days thereafter. For purposes of (i) or (ii) above, the Company and Dakota Life must mutually agree in writing that applicable law or other pertinent regulatory authority permits acceptance and consent of a Policyholder without a signed written consent and acceptance in order to be considered a South Dakota Novated Policy for purposes of this Agreement. If a Policy defined herein as a South Dakota Novated Policy is determined by law or an appropriate regulatory authority, or by judicial decision or otherwise not to be novated, such Policy shall for all purposes of this Agreement be deemed retroactive to the Effective Date to be a Recaptured Policy (defined hereinafter), subject to Section 2(c) hereof.

2.	Business Assumed and Novated.

(a)

Assignment and Assumption of Policies. Subject to all of the terms and conditions contained herein, and effective as of the Novation Effective Date for each Policy, the Company hereby transfers, assigns and cedes to Dakota Life, and Dakota Life hereby accepts and assumes as direct obligations thereof, and otherwise as if Dakota Life were the original issuer of each of the South Dakota Novated Policies, one hundred percent (100%) of the Policy Liabilities attributable to the South Dakota Novated Policies.

(b)	Novated Policies.

i.

With respect to Policy Liabilities: (A) the Assumption Reinsurer shall be the successor to the Company under the Novated Policies that it assumes as if the Novated Policies were originally and directly issued by the Assumption Reinsurer; (B) the Assumption Reinsurer shall be substituted in the place and stead of the Company so as to effect a novation of the respective Novated Policies and to release the Company from any and all rights and obligations with respect thereto; and (C) each insured under a Novated Policy shall disregard the Company as a party thereto and treat the Assumption Reinsurer as if it had been originally obligated thereunder, except as otherwise provided herein.

ii.

The insureds under the Novated Policies shall file insurance claims arising under the Novated Policies directly with the Assumption Reinsurer. The Assumption Reinsurer hereby consents to be subject to such claims by any insured under the Novated Policies; provided, however, that the rights of any insured under any Novated Policy shall be limited to and consist of those rights set forth in the Policy, and no such insured shall have the right to receive any greater amount under any Novated Policy than such insured would have had in the absence of this Agreement.

iii.

Payments to insureds in discharge of obligations on Novated Policies will diminish any obligation in respect to those Novated Policies which the Assumption Reinsurer may have to the estate of the Company if it shall be in receivership, insolvency, liquidation or rehabilitation proceedings.

iv.

The Company and the Assumption Reinsurer shall use commercially reasonable efforts to obtain all Required Approvals (defined hereinafter), and, in the event that such consent or approval occurs after the Effective Date, the pertinent Novated Policies shall be immediately and without further action by any Party hereto covered by the terms of this Agreement.

(c)

Recaptured Policies. If and to the extent the assumption reinsurance transaction contemplated by this Agreement shall require the approval or consent (a “Required Approval”) of any third party, including, without limitation, any regulatory authority or Policyholder, which Required Approval shall not have been obtained and be in effect as of the Effective Date, then each Policy as to which such Required Approval has not been so obtained shall be deemed to remain a Policy recaptured by the Company (a “Recaptured Policy”) until such time as the Required Approvals are obtained and such Policy becomes a Novated Policy. Notwithstanding anything to the contrary in this Agreement, if a Policy does not become a Novated Policy on or before December 31, 2022, it will be deemed to be a Recaptured Policy and will not be able to become a Novated Policy under this Agreement.

(d)

Terms and Conditions. All Policy Liabilities for which the Assumption Reinsurer shall assumptively reinsure hereunder are subject in all respects to the same terms, conditions, interpretations, waivers, modifications, alterations and cancellations as provided for in the Novated Policies. The Assumption Reinsurer accepts and assumes the Policy Liabilities subject to all defenses, setoffs and counterclaims to which the Company would be entitled with respect to the Novated Policies. The Parties agree that no such defenses, setoffs or counterclaims are waived under this Agreement and that, as of the Effective Date, the Assumption Reinsurer shall be fully subrogated to all such defenses, setoffs and counterclaims and be entitled to the full benefits thereof.

(e)

The Assumption Reinsurer as Successor. With respect to Policy Liabilities, the Assumption Reinsurer is hereby appointed and constituted the successor to the Company under the Novated Policies and will perform all of the Company’s obligations under the Novated Policies as if it had been the original issuer thereof. Except as required by applicable law, the Policy Liabilities shall be direct obligations of the Assumption Reinsurer, and the Company shall have no further obligations with respect to Policy Liabilities.

3.	Commencement and Termination.

(a)	This Agreement, and the rights, obligations and duties hereunder of the Parties hereto, shall become effective on the Effective Date.

(b)

Unless terminated under this Section 3, this Agreement shall remain in force and effect until the natural expiry of all Policy Liabilities and until all obligations of the Parties hereunder have been discharged in full.

(c)	Notwithstanding anything to the contrary contained in this Agreement or elsewhere:

i.	This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Date by the mutual written consent of the Parties hereto in writing.

ii.	This Agreement may be terminated by either Party upon written notice to the other Party if all Required Approvals from regulatory authorities are not obtained on or before December 31, 2020.

4.	Assumption Certificates

(a)

Assumption Certificates. After receipt of all Required Approvals from regulatory authorities, the Assumption Reinsurer, with the cooperation and assistance of the Company, shall prepare for mailing to the South Dakota Policyholders assumption certificates substantially in the form attached hereto as Schedule II (the “Assumption Certificates”), subject to changes required by applicable state law or required by any state insurance regulator as a condition for approval of the mailing of the Assumption Certificates to such Policyholders. The Company shall cooperate and assist the Assumption Reinsurer in the preparation and mailing of the Assumption Certificates as provided herein. The Assumption Certificates shall be mailed to the applicable Policyholders on dates mutually agreed upon by the Company and the Assumption Reinsurer and, to the extent required by applicable law, shall be reviewed by and found acceptable to the appropriate regulatory authorities prior to mailing.

(b)

Effect of Assumption Certificate. A Policyholder shall be deemed to have accepted the transfer and assumption under this Agreement (i) upon receipt by the Company and the Assumption Reinsurer of the Policyholder’s written consent and acceptance of the transfer and assumption, or (ii) with respect to any Policy issued or issued for delivery where written consent and acceptance by the Policyholder is not required by applicable state law, as provided in the definition of South Dakota Novated Policy.

5.	Administration.

(a)

Policy Administration. The Company grants to the Assumption Reinsurer all authority which the Company may have otherwise retained prior to the Effective Date in all matters relating to the administration of the Novated Policies assumed by the Assumption Reinsurer, and the Company agrees to continue cooperating fully with the Assumption Reinsurer in the transfer, if any, of such administration. The Assumption Reinsurer agrees, at its own and sole expense, to be responsible for such administration. In order to assist and to evidence more fully the substitution, if any, of the Assumption Reinsurer in the place and stead of the Company with respect to administration, the Company hereby nominates, constitutes and appoints the Assumption Reinsurer as its attorney-in-fact with respect to the rights, duties, privileges and obligations of the Company in and to the Novated Policies assumed by the Assumption Reinsurer, with full power and authority to act in the name, place and stead of the Company with respect to such Novated Policies including, without limitation, the power, without reservation, to service all such Novated Policies, to adjust, to defend, to settle and to pay all claims, to recover and subrogate for any losses incurred and to take such other and further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement. In addition to the other responsibilities set forth in this Agreement, the Assumption Reinsurer shall also issue on the Company’s behalf, but wherever possible in the name of the Assumption Reinsurer, all Novated Policies assumed by the Assumption Reinsurer which the Company is contractually or otherwise obligated to issue on and after the Effective Date.

(b)

Forwarding of Notices and Other Communications. The Company agrees that, after the Effective Date, it will forward to the Assumption Reinsurer, within thirty (30) days of receipt, all notices and other written communications received by it relating to the Novated Policies (including, without limitation, all inquiries or complaints from state insurance regulators, agents, brokers and insureds and all other service providers, all Policyholder complaints and all notices of claims, suits and actions for which it receives services of process). As used in this Section, “complaint” means any written communication primarily expressing a grievance against the Company or the Assumption Reinsurer with respect to the Novated Policies.

6.	Records and Accounting.

(a)

Records Transfer. The Company hereby transfers, conveys and assigns all right, title and interest in and to the Records to the Assumption Reinsurer, and agrees that the Assumption Reinsurer may utilize and dispose of such Records in any manner, provided that the Company may retain copies of such Records in its discretion or as required by applicable law. As soon as practicable after the Effective Date, the Company shall deliver all Records to the Assumption Reinsurer, or its designee at the sole cost of the Assumption Reinsurer.

(b)

Accounting. All reserves for unearned premiums and unpaid losses for Novated Policies shall be accounted for by the Company as ceded reinsurance and by the Assumption Reinsurer as assumed reinsurance as of the Effective Date. All premiums earned and losses incurred on Novated Policies shall be accounted for as direct business of the Assumption Reinsurer. The Company will have no further obligations under this Agreement for accounting for the insurance business constituted by the Novated Policies after the Policy becomes a Novated Policy. The Assumption Reinsurer represents and warrants that all Required Approvals will have been obtained before treating the Policies as Novated Policies.

(c)

Premium Adjustments. Nothing in this Agreement shall or shall be deemed to prohibit, constrain or restrict in any manner the Assumption Reinsurer from implementing premium rate adjustments on the Novated Policies or from soliciting in any manner Policyholders for the purposes of selling additional, supplemental, modified or conversion policies to be issued by the Assumption Reinsurer or any of its affiliates.

7.	Consideration.

(a)

Consideration. The amount and nature of the consideration must be mutually agreed upon by the Company and the Assumption Reinsurer for each Novated Policy. Absent such mutual agreement, the Policy shall not become a Novated Policy for all purposes under this Agreement.

(b)

Future Premiums. The Assumption Reinsurer is entitled to receive all premiums and other consideration paid on or after the date the Policy becomes a Novated Policy. In the event that the Company receives any premiums or other consideration with respect to a Novated Policy on or after the Effective Date, it shall promptly remit such premiums or other consideration to the Assumption Reinsurer, along with pertinent information in its possession relating to such premiums, including information as to the Novated Policy and the period to which such premium relates. The Company shall cooperate with the Assumption Reinsurer in causing insureds under the Novated Policies to pay premiums to the Assumption Reinsurer.

(c)

Further Consideration. As further consideration for the Assumption Reinsurer’s assumption of its respective Policy Liabilities, the Parties acknowledge and agree that each of the Novated Policies shall cease to be a Policy recaptured by the Company as of its Novation Effective Date and shall only be deemed to be a Recaptured Policy to the extent provided for in Section 2(c).

8.	Representations, Warranties and Covenants of the Company.

The Company represents, warrants and covenants to the Assumption Reinsurer as follows:

(a)	Organization/Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska.

(b)

Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereunder. The Company represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, do not conflict with, violate or result in a breach of any provision of: (1) the Company’s articles of incorporation or bylaws, (2) any order, judgment or settlement agreement with any governmental authority or insurance department to which the Company is bound, and (3) any contract with a third party to which the Company is bound.

(c)

Licensing. The Company has and shall maintain, protect and enforce all licenses and permits required for it to meet its obligations set forth in this Agreement, and shall act within the capacity for which is it licensed.

(d)

Information Supplied True and Correct. All data and other information supplied by the Company to the Assumption Reinsurer in connection with the transaction contemplated under this Agreement was and will be true and correct in all material respects.

(e)

Limitation. The Company acknowledges that the Assumption Reinsurer makes no representations or warranties regarding any cost savings, revenues, earnings or profits that might be realized by the transactions contemplated under this Agreement and the Company may not assert any claim or action against the Assumption Reinsurer to recover for any such alleged cost savings, revenues, earnings, profits, damages or losses.

(f)

Compliance with Laws. The Company represents and warrants that it (i) is in material compliance, and shall continue to comply in all material respects, with all state and federal laws and regulations applicable to the performance of its obligations hereunder and (ii) is not in violation in any material respect of any valid rights of others with respect to any of the foregoing. The Company shall notify the Assumption Reinsurer promptly after learning of an event of any material noncompliance with any law applicable to the performance of its obligations hereunder.

9.	Reserved.

10.	Representations, Warranties and Covenants of Dakota Life.

Dakota Life represents, warrants and covenants to the Company as follows:

(a)	Organization/Standing. Dakota Life is a corporation duly organized, validly existing and in good standing under the laws of the State of North Dakota.

(b)

Authority. Dakota Life has the requisite corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereunder. Dakota Life represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, do not conflict with, violate or result in a breach of any provision of: (1) Dakota Life’s articles of incorporation or bylaws, (2) any order, judgment or settlement agreement with any governmental authority or insurance department to which Dakota Life is bound, and (3) any contract with a third party to which Dakota Life is bound.

(c)

Licensing. Dakota Life has and shall maintain, protect and enforce all licenses and permits, including without limitation its insurance license in South Dakota, required for it to meet its obligations set forth in this Agreement, and shall act within the capacity for which is it licensed.

(d)

Information Supplied True and Correct. All data and other information supplied by Dakota Life to the Company in connection with the transaction contemplated under this Agreement was and will be true and correct in all material respects.

(e)

Limitation. Dakota Life acknowledges that the Company makes no representations or warranties regarding any cost savings, revenues, earnings or profits that might be realized by the transactions contemplated under this Agreement and Dakota Life may not assert any claim or action against the Company to recover for any such alleged cost savings, revenues, earnings, profits, damages or losses.

(f)

Compliance with Laws. Dakota Life represents and warrants that it (i) is in material compliance, and shall continue to comply in all material respects, with all state and federal laws and regulations applicable to the performance of its obligations hereunder and (ii) is not in violation in any material respect of any valid rights of others with respect to any of the foregoing. Dakota Life shall notify the Company promptly after learning of an event of any material noncompliance with any law applicable to the performance of its obligations hereunder.

11.	Indemnification.

(a)

Indemnification by the Assumption Reinsurer. The Assumption Reinsurer shall indemnify, defend and hold the Company harmless from and against (i) all losses, liabilities, claims, damages and expenses (including reasonable attorneys' fees and expenses) that are based upon or arise out of any breach of or failure to perform any of the obligations, representations, warranties or covenants of the Assumption Reinsurer provided for in this Agreement and (ii) any Policy Liabilities related to the SD Policies and/or Novated Policies.

(b)

Indemnification by the Company. The Company shall indemnify, defend and hold the Assumption Reinsurer harmless from and against all losses, liabilities, claims, damages and expenses (including reasonable attorneys' fees and expenses) that are based upon or arise out of any breach of or failure to perform any of the obligations, representations, warranties or covenants of the Company provided for in this Agreement.

(c)	Indemnification Procedures.

i.

Promptly after receipt by an indemnified Party of notice of any third party demand, claim or circumstances which would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation that the indemnified Party in good faith believes may result in an indemnification obligation on the part of an indemnifying Party under the terms of this Section 11 (an "Asserted Liability”), the indemnified Party shall give written notice thereof (the "Claims Notice") to the indemnifying Party.

ii.

The indemnifying Party shall defend, at its own expense and by its own counsel, any such Asserted Liability involving a third party claim or investigation; provided, however, that the indemnifying Party may not compromise or settle any Asserted Liability without the written consent of the indemnified Party, which consent shall not be unreasonably withheld, unless such compromise or settlement (A) requires no more than a monetary payment for which the indemnified Party is hereunder fully indemnified or involves other matters not binding upon the indemnified Party and (B) fully releases the indemnified Party from any and all losses related to the Asserted Liability. If immediate action is necessary to defend the indemnified Party against an Asserted Liability, and the indemnifying Party has been informed of the need for immediate action but does not undertake such defense, the indemnified Party may defend such new Asserted Liability until such time as the indemnifying Party acts to defend the indemnified Party or until the indemnifying Party informs the indemnified Party that the indemnifying Party has assumed responsibility for such defense. Such defense by the indemnified Party shall be at the expense of the indemnifying Party. In informing one another concerning a new Asserted Liability that requires such immediate action, the Parties may use any means of communication that is clearly likely to provide notice. If the indemnified Party has not informed the indemnifying Party of the need for immediate action, the cost of such action will be borne by the indemnified Party until such time as the indemnifying Party is notified; likewise, if the indemnifying Party has assumed the defense of the indemnified Party and notified the indemnified Party of same, any further action by the indemnified Party thereafter will be at the indemnified Party's expense.

12.

Misunderstanding and Oversights. Any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement that is unintentional and caused by misunderstanding or oversight shall not be held to relieve either Party from any obligation hereunder if such delay, omission, error or failure is corrected within forty-five (45) business days of receipt of notice of such delay, omission, error or failure and neither Party shall have been prejudiced.

13.	Duty of Cooperation. The Company and the Assumption Reinsurer shall cooperate fully with each other in all reasonable respects in order to accomplish the objectives of this Agreement.

14.	General Provisions.

(a)	Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska without regard to its conflict of law principles.

ALL PARTIES TO THIS AGREEMENT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM BROUGHT BY ANY OF THE PARTIES HERETO ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO OR CONNECTED WITH THIS AGREEMENT.

(b)

Venue. The Parties consent and agree to the exclusive jurisdiction of, and venue in, any federal or state court of competent jurisdiction located in Lancaster County, Nebraska, for the purposes of adjudicating any matter arising out of or relating to this Agreement.

(c)

Entire Agreement; Remedies. This Agreement constitutes the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof. There are no agreements or understandings among the Parties with respect to the subject matter hereof other than as expressed in this Agreement.

(d)

Waiver; Amendment. Except as provided herein, any waiver by any Party hereto of a breach by another Party of any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any subsequent breach by such Party. Except as otherwise provided herein, no waiver shall be valid unless in writing and signed by the Party exercising such waiver. Any modification or amendment of this Agreement shall be in writing and signed by all of the Parties hereto.

(e)

No Assignment; Binding Effect. Except as otherwise provided herein, the rights, duties and obligations hereunder of the Parties hereto may not be assigned or delegated by any Party hereto to any other person without the prior written consent of all of the Parties hereto. This Agreement shall be binding upon and inure to the benefit of the Parties’ respective successors and permitted assigns.

(f)

Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement, and any such invalid or unenforceable provision shall be severable from the remainder of this Agreement.

(g)

Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, certified or registered mail (postage prepaid and return receipt requested), by a nationally recognized overnight courier service (appropriately marked for overnight delivery), or by email (with request for immediate confirmation of receipt in a manner customary for communications of such respective type). Notices shall be effective as described below, and shall be addressed as follows:

If to the Company:

Stephen Mace

American Life & Security Corp.

2900 South 70th Street, Suite 400

 Lincoln, NE 68506

smace@midwestholding.com

If to Dakota Life:

Jeff Brown

Dakota Capital Life

1303 SW First American Place

Topeka, KS 66604

Jeff.brown@usalliancelife.com

(h)	Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

AMERICAN LIFE & SECURITY CORP.

By:
Name:
Title:

DAKOTA CAPITAL LIFE INSURANCE COMPANY

By:
Name:
Title:

SCHEDULE I

POLICY LISTING

The Policies subject to this Agreement are as follows:

[see attached]

SCHEDULE II

ASSUMPTION CERTIFICATE

[see attached]